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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61516) of The Robert Mondavi Corporation of our report dated July 27, 1999 appearing on page 43 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.


/s/  PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Francisco, California
September 27, 1999